Exhibit 10.27

ASSETS PURCHASE AGREEMENT

BETWEEN

SHANXI WEIQIDA PHARMACEUTICAL COMPANY LIMITED

AND

SHANXI QIANYUAN PHARMACEUTICAL COMPANY LIMITED

ASSETS PURCHASE AGREEMENT

This Assets Purchase Agreement (this “Agreement”) is made as of June 29, 2006 by and between:

Shanxi Weiqida Pharmaceutical Company Limited (hereinafter referred to as “Weiqida”), a wholly foreign owned enterprise, duly organized and validly existing under the laws of the People’s Republic of China (the “PRC”), with its legal address at Datong City Economic and Technology Development Zone, Shanxi Province, the PRC;

and

Shanxi Qianyuan Pharmaceutical Company Limited (hereinafter referred to as “Qianyuan”), a wholly foreign owned enterprise, duly organized and validly existing under the laws of the People’s Republic of China, with its legal address at Datong City Economic and Technology Development Zone, Shanxi Province, the PRC.

(Weiqida and Qianyuan are individually referred to as a “Party” and collectively as the “Parties”.)

Article 1.	Definitions

Unless otherwise defined in this Agreement, the following terms as used in this Agreement shall have the following respective meanings:

Base Purchase Price	shall refer to the meaning as defined in Article 3.1 of the Agreement.
Fixed Assets	shall mean the fixed assets as listed in Appendix 1 of the Agreement.
Intangible Assets	shall mean the intangible assets as listed in Appendix 2 of the Agreement.
Net Working Capital	shall mean Purchased Assets related account receivables plus inventory and minus account payables (e.g. account receivables + inventory - account payables).
Purchased Assets

shall mean the assets related to the formulation business of Weiqida that are agreed to by the Parties and confirmed in Appendix 1 and Appendix 2 of the Agreement, including (1) Fixed Assets; and (2) Intangible Assets.

Purchase Price	shall mean the purchase price determined according to the purchase price adjustment mechanism as provided in Article 3.2.
Purchase Price Adjustment	shall refer to the meaning as defined in Article 3.2.
Article 2.	Purchase and Sale of Assets
2.1

Purchase and Sale of Purchased Assets. Subject to the terms and conditions of this Agreement and its Appendices, Weiqida shall sell and transfer to Qianyuan, and Qianyuan shall purchase and acquire from Weiqida, all of the Purchased Assets.

2.2

Delivery of Purchased Assets. After the fulfilment of all the conditions precedent to the performance by Weiqida of the obligation to deliver the Purchased Assets as provided in Article 3.3.1 of the Agreement, Weiqida and Qianyuan shall proceed with the delivery of the Purchased Assets. During delivery, Weiqida shall deliver to Qianyuan all documents and materials containing all information necessary for Qianyuan to make full use of the Purchased Assets and to ensure that all the Purchased Assets be duly transferred and in the possession of Qianyuan, including certificates and documents evidencing ownership, technical standards, specifications, time sheets, drawings, instructions, user's guides, suppliers' statements, repair and maintenance history, insurance policies and etc. The Parties shall sign the Delivery Confirmation Letter as listed in Appendix 3 of this Agreement upon completion of the delivery of the Purchased Assets.

2.3

Transfer of Title of Purchased Assets. After the completion of the delivery of the Purchased Assets, Weiqida’s right of, title to and interest in each of the Purchased Assets under this Agreement and the risks of losses and damages of the Purchased Assets shall be fully transferred to Qianyuan.

2.4

Liabilities Not Assumed. Unless otherwise specified in this Agreement and to the extent permissible under applicable Chinese laws, except for any obligation or liability that Qianyuan agrees to assume according to the provisions of the Agreement, Qianyuan shall not assume or have any responsibility for any obligation or liability in connection with any of the Purchased Assets arising prior to the completion of delivery of the Purchased Assets (the “Excluded Liabilities”), including, without limitation: (a) all environmental liabilities or contamination which arise or result, directly or indirectly, from operation and use of any Purchased Assets; and (b) any outstanding payment relating to the Purchased Assets arising prior to the completion of delivery of the Purchased Assets.

2.5

Arrangement before Delivery of Purchased Assets After the execution of the Agreement and before the completion of the delivery of the Purchased Assets, (1) prior written permission shall be obtained if Weiqida needs to dispose of any of the Purchased Assets, and (2) the Parties shall use all necessary measures to complete the delivery of the Purchased Assets smoothly.

Article 3.	Price and Payment of Purchased Assets and Compensation of Net Working Capital Variance
3.1	Base Purchase Price. The Base Purchase Price for the Purchased Assets shall be RMB89,000,000.
3.2

Adjustment of Purchase Price. If and to the extent that any of the Purchased Assets are no longer in existence or functional or have been disposed of on or before the delivery of the Purchased Assets, then such assets shall be deleted from the Purchased Assets and the Purchase Price shall be adjusted accordingly.

3.3	Payment of Purchase Price.
3.3.1	As conditions precedent to the performance by Weiqida of the obligation to deliver the Purchased Assets to Qianyuan according to the provisions of Article 2 of the Agreement:
(1)	As of June 15, 2006, Qianyuan has paid RMB23,000,000 to Weiqida as down payment under the Agreement.
(2)

Qianyuan, Weiqida and Shanxi San Shen Pharmaceutical Company Limited signed a Loan Repayment Agreement in the form attached as Appendix 4 of this Agreement on June 21, 2006, according to which, the loan in the amount of RMB 41,000,000 owed by Weiqida to Shanxi San Shen Pharmaceutical Company Limited shall be repaid by Qianyuan. If, for any reason, Weiqida is still required to repay the loan to Shanxi San Shen Pharmaceutical Company Limited directly, Qianyuan shall pay to Weiqida the amount equivalent to the repayment that Weiqida is required to make directly to Shanxi San Shen Pharmaceutical Company Limited.

(3)	Qianyuan shall pay to Weiqida RMB25,000,000 in cash as part of the Base Purchase Price before June 30, 2006.
3.3.2	Before August 31, 2006, Qianyuan and Weiqida shall make settlement of the Purchase Price as adjusted according to Article 3.2 of the Agreement.
3.4	Compensation of Net Working Capital Variance

If the net book value of the Net Working Capital as of June 30, 2006 calculated under the Chinese Generally Accepted Accounting Principles is a positive figure, an amount of that figure shall be paid by Qianyuan to Weiqida. If such net book value is a negative figure, then Weiqida shall pay to Qianyuan an amount of that figure. The payment of such amount shall be made at the same time when the Purchase Price is adjusted according to the provisions of Article 3.3.2 of the Agreement.

3.5

Payment of Tax. Except for the corporate income tax payable by Weiqida in respect of the transfer of the Purchased Assets, for all other taxes and fees incurred as a result of the transfer of the Purchased Assets, each Party shall undertake 50% of such taxes and fees and the Parties shall settle the taxes and fees according to relevant payment receipts.

Article 4.	Representations and Warranties
4.1	Representations and Warranties of Weiqida. Weiqida hereby, represents and warrants to Qianyuan as follows (unless otherwise provided in the Agreement):
(1)

Weiqida is an enterprise duly organized, validly existing, and in good standing under the laws of the PRC, and has all requisite corporate power and lawful authority to: (a) enter into this Agreement and to perform all of its obligations hereunder (the board resolution of Weiqida to approve its conclusion of this Agreement is attached hereto as Appendix 5 of the Agreement); (b) own, lease and operate its properties and assets; and (c) carry on its business.

(2)

Neither the execution of this Agreement by Weiqida nor the performance by Weiqida of any of its obligations hereunder will: (a) violate or conflict with any of the provisions of Weiqida’s articles of association or other corporate documents; (b) violate or conflict with any provisions of any law, regulation or order applicable to Weiqida; (c) conflict with or result in a breach of or constitute a default under any of the terms and conditions of any contract or agreement to which Weiqida is a party or by which it is bound, or to which any of Purchased Assets are subject; or (d) require any consent or approval by, or filing or notice with, any governmental body that has not been obtained.

4.2	Representations and Warranties of Qianyuan. Qianyuan hereby, represents and warrants to Qianyuan as follows (unless otherwise provided in the Agreement):
(1)

Qianyuan is an enterprise duly organized, validly existing, and in good standing under the laws of the People’s Republic of China, and has all requisite corporate power and lawful authority to: (a) enter into this Agreement and to perform its obligations hereunder (the board resolution of Qianyuan to approve its conclusion of this Agreement is attached hereto as Appendix 6 of the Agreement); (b) own, lease and operate its properties and assets; and (c) carry on its business.

(2)

Neither the execution of this Agreement by Qianyuan nor the performance by Qianyuan of any of its obligations hereunder will: (a) violate or conflict with any of the provisions of Qianyuan’s articles of association or other corporate documents; (b) violate or conflict with any provisions of any law, regulation or order applicable to Qianyuan; (c) conflict with or result in a breach of or constitute a default under any of the terms and conditions of any contract or agreement to which Qianyuan is a party or by which it is bound; or (d) require any consent or approval by, or filing or notice with, any governmental body that has not been obtained.

Article 5.	Obligations of the Parties
5.1	Obligations of Weiqida. The Obligations of Weiqida for the purpose of this Agreement are to:
(1)	perform and comply with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by Weiqida.
(2)

obtain all authorizations, consents, waivers and approvals as may be required to be obtained by Weiqida in connection with the consummation of the transaction contemplated by this Agreement or as may be necessary for the transfer to Qianyuan of the Purchased Assets.

(3)

sign with each of Weiqida’s assignment-waiting employees listed in Appendix 8 of this Agreement the written agreement in the form attached as Appendix 7 of the Agreement in respect of reception and placement within 30 days after the execution of this Agreement.

(4)

terminate the employment agreements with the employees related to the formulation business of Weiqida and accepted by Qianyuan as listed in Appendix 9 of the Agreement and assist Qianyuan to sign new employment agreements with such employees within 30 days after the execution of this Agreement.

(5)	undertake, in conjunction with Qianyuan, the transferring formalities in the PRC State Food and Drug Administration in respect of the Intangible Assets transferred to Qianyuan.
(6)	undertake, in conjunction with Qianyuan, the change of registration formalities in respect of the real estate property transferred to Qianyuan.
5.2	Obligations of Qianyuan. The Obligations of Qianyuan for the purpose of this Agreement are to:

(1)	perform and comply with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by Qianyuan.
(2)

obtain all authorizations, consents, waivers and approvals as may be required to be obtained by Qianyuan in connection with the consummation of the transaction contemplated by this Agreement or as may be necessary for the purchase from Weiqida of the Purchased Assets.

(3)

sign with each of Weiqida’s assignment-waiting employees listed in Appendix 8 of this Agreement the written agreement in the form attached as Appendix 7 of the Agreement in respect of reception and placement within 30 days after the execution of this Agreement and assist in relevant governmental registration or filing procedures.

(4)

assist Weiqida to terminate the employment agreements with the employees related to the formulation business of Weiqida and accepted by Qianyuan as listed in Appendix 9 of the Agreement and sign new employment agreements with such employees within 30 days after the execution of this Agreement.

(5)	undertake, in conjunction with Weiqida, the transferring formalities in the PRC State Food and Drug Administration in respect of the Intangible Assets purchased from Weiqida.
(6)	undertake, in conjunction with Qianyuan, the change of registration formalities in respect of the real estate property purchased from Weiqida.
Article 6.	Indemnification

The other Party shall indemnify, defend and hold harmless one Party, one Party’s directors, officers, other employees, shareholders and its successors and assigns from and against all liabilities, damages, losses, expenses (including costs of investigation and defence and reasonable attorneys’ fees), diminution in value, or any third party’s claim (collectively, “Damages”), which, directly or indirectly, arise out of, result from or relate to:

(1)	any breach or inaccuracy of any representation or warranty made by the other Party in this Agreement; or
(2)	any breach or failure to perform any of its covenants or obligations by the other Party pursuant to this Agreement.
Article 7.	Intangible Assets

Weiqida shall transfer to Qianyuan, as part of the Purchased Assets, the Intangible Assets as listed in Appendix 2 of the Agreement, including the drug approvals that have already been granted by or under application with China State Food and Drug Administration. After the execution of the Agreement, Weiqida shall, in due course, undertake, in conjunction with Qianyuan, the transferring formalities in the PRC State Food and Drug Administration in respect of such drug approvals and applications.

Article 8.	Employees
8.1

Assignment-waiting Employees of Weiqida. Qianyuan will receive and place 129 assignment-waiting employees as listed in Appendix 8 of the Agreement - Name List of Weiqida’s Assignment-waiting Employees to be Taken by Qianyuan. The Parties agree that, after the execution of the Agreement, Qianyuan will assume all the responsibilities of Weiqida as provided under the Entrust Management Agreement dated September 26, 2002 between Datong Economic Commission, Weiqida and Shanxi Datong Pharmaceutical Factory in respect of the reception and placement of Weiqida’s assignment-waiting employees. For such arrangement, the Parties shall collaboratively register or file with relevant labour management authorities. The Parties shall also sign with each of Weiqida’s assignment-waiting employees as listed in Appendix 8 of the Agreement the written agreement in the form attached as Appendix 7 of the Agreement within 30 days after the execution of this Agreement.

8.2

Other Employees of Weiqida. Within 30 days after the execution of the Agreement, the Parties shall collaborate so as to terminate the existing employment agreements between Weiqida and the employees related to the formulation business of Weiqida and accepted by Qianyuan as listed in Appendix 9 of the Agreement and sign new employment agreements between Qianyuan and such employees.

Article 9.	Settlement of Disputes

In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute is not resolved through consultations within sixty (60) days after one Party has served a written notice on the other Party requesting the commencement of consultations, the Partie agreement to submitt the dispute to the Intermediary People’s Court of Datong City for litigation.

Article 10.	Applicable Law

The formation, validity, interpretation and implementation of, and any dispute arising under this Agreement, shall be governed by the laws and regulations of the PRC.

Article 11.	Miscellaneous
11.1

Further Assurances. At any time and from time to time after the signing of this Agreement, and without further consideration, the Parties will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as the Parties may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to Qianyuan Purchased Assets, and to assist Qianyuan in exercising all rights with respect thereto.

11.2

No Waiver. To the extent permitted by applicable PRC law, failure or delay on the part of any Party hereto to exercise a right under this Agreement and its Appendices shall not operate as a waiver thereof; nor shall any single or partial exercise of a right preclude any other future exercise thereof.

11.3	No Assignment. Except as otherwise provided herein, this Agreement may not be assigned in whole or in part by any Party without the prior written consent of the other Party.
11.4

Entire Agreement. This Agreement and its Appendices constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior written and oral discussions, negotiations, agreements and arrangements regarding the same.

11.5

Binding Effect ; Amendment. This Agreement is made for the benefit of the Parties and their respective lawful successors and assignees and is legally binding on them. This Agreement may not be amended orally, and any amendment hereto must be agreed to in a written instrument signed by all of the Parties.

11.6

Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement. Each Party shall have the right to ask for replacement of the invalid provision by a valid provision that comes closest to expressing the invalid provision.

11.7

Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy set forth herein or under applicable PRC laws.

11.8	Language and Counterparts. This Agreement is signed in both Chinese and English languages in four (4) originals. The Chinese version shall prevail if there is discrepancy between the two versions.

11.9	Effectiveness.	This Agreement shall become effective upon signing by the Parties.
11.10

Notice. Any notice or written communication provided for in this Agreement from one Party to the other Party shall be made in writing in Chinese or English and either made by hand delivery against receipt or sent by courier service delivered letter or by facsmile. The date of receipt of a notice or communication shall be in case of hand delivery the date of the receipt and in case of delivery by courier service the seventh (7th) day after the letter is given to the courier service, and or fax, on the same day of successful dispatch of fax. All notices and communications shall be sent to the appropriate Parties at the following address or fax numbers:

To: Weiqida:

Shanxi Weiqida Pharmaceutical Company Limited

Address: No. 15 Gongnong Road, Datong City, Shanxi Province

Post Code: 037008

Telephone No.: 0352-5120280

Fax No.: 0352-5120215

Attention: Han Yanlin

To: Qianyuan :

Shanxi Qianyuan Pharmaceutical Company Limited

Address: Datong City Economic and Technology Development Zone

Post Code: 037010

Telephone No.: 0352-6116442

Fax No.: 0352-6116443

Attention: Zhao Qun

[the remainder of this page is intentionally left blank]

(Page of Execution)

IN WITNESS WHEREOF, the authorized representatives of the Parties have duly executed this Agreement on the date first above written.

Shanxi Weiqida Pharmaceutical Company Limited

By: /s/

Name: Han Yanlin

Title: Director

Shanxi Qianyuan Pharmaceutical Company Limited

By: /s/

Name: Zhao Qun

Title: Chairman of the Board

Appendices Index

Appendix 4	Loan Repayment Agreement

Appendix 5	Board ResolutionShanxi Weiqida

Pharmaceutical Company Limited

Appendix 6	Board ResolutionShanxi Qianyuan Pharmaceutical Company Limited
Appendix 7	Reception and Placement Agreement
Appendix 8	Name List of Weiqida’s Assignment-waiting Employees to be Taken by Qianyuan
Appendix 9	Name List of Weiqida’s Employees for Formulation Business Accepted by Qianyuan

Delivery Confirmation Letter

The Parties confirm that the delivery of the Purchase Price and purchased assets as provided under the Assets Purchase Agreement signed by the Parties on June 29, 2006 (the “Assets Purchase Agreement”) has been undertaken and completed according to the provisions of the Assets Purchase Agreement on 00:01 of July 1, 2006.

Shanxi Weiqida Pharmaceutical Company Limited

Signature:

Shanxi Qianyuan Pharmaceutical Company Limited

Signature:

Date: July 1, 2006

Loan Repayment Agreement

Party A: Shanxi Weiqida Pharmaceutical Company Limited

Party B: Shanxi Qianyuan Pharmaceutical Company Limited

Party C: Shanxi San Shen Pharmaceutical Company Limited

The Parties have reached the following agreement after amicable discussion:

1.

The Parties confirm that the loan in the amount of RMB38,006,820 (due on August 20, 2007) under the loan agreement signed by Party A and Party C on August 20, 2005 and the loan in the amount of RMB2,993,180 under the loan agreement signed by Party A and Party C on September 26, 2005 (with total loaned amount as RMB25,492,372, due on September 26, 2007), which add up to RMB 41,000,000 in total, will be repaid to Party C by Party B before September 26, 2007.

2.

The Parties confirm that, on the date of execution of the Assets Purchase Agreement between Party A and Party B, such loan agreements above mentioned between Party A and Party C signed on August 20, 2005 and September 26, 2005 respectively shall be terminated. Party A and Party C shall have no rights and obligations under such loan agreements after they are terminated.

Party A: Shanxi Weiqida Pharmaceutical Company Limited

Signature/Seal:

Party B: Shanxi Qianyuan Pharmaceutical Company Limited

Signature/Seal:

Party C: Shanxi San Shen Pharmaceutical Company Limited

Signature/Seal:

Date: [-], 2006

Board Resolution

Shanxi Weiqida Pharmaceutical Company Limited

The board meeting of Shanxi Weiqida Pharmaceutical Company Limited (the “Company”) is held on May 20, 2006 in Datong with a quorum of 3 directors and 3 directors present.

According to the Articles of Association of the Company, the directors present resolve unanimously that:

1.

the Company is approved to sign an assets purchase agreement (the “Assets Purchase Agreement”) with Shanxi Qianyuan Pharmaceutical Company Limited and sell to Shanxi Qianyuan Pharmaceutical Company Limited the assets related to the formulation business of the Company that are agreed to by the parties at the base purchase price of RMB89,000,000. The parties will make compensations for variance according to the actual balance of the net book value of the net working capital related to the sold assets of the Company as of June 30, 2006 calculated under the Chinese Generally Accepted Accounting Principles.

2.	Han Yanlin is authorized to sign the Assets Purchase Agreement for and on behalf of the Company.
3.	it is confirmed that the Company will be bound by the Assets Purchase Agreement once it becomes effective and that the Company will perform all its obligations under the Assets Purchase Agreement.

Signature of the directors:

Name: Han Yanlin

Title: chairman of the board

Name: Wen Zhanguo

Title: director

Name: Liu Xuemei

Title: director

Appendix 6

Board Resolution

Shanxi Qianyuan Pharmaceutical Company Limited

Board Resolution

Shanxi Qianyuan Pharmaceutical Company Limited

The board meeting of Shanxi Qianyuan Pharmaceutical Company Limited (the “Company”) is held on May 18, 2006 in Datong with a quorum of 3 directors and 3 directors present.

According to the Articles of Association of the Company, the directors present resolve unanimously that:

1.

the Company is approved to sign an assets purchase agreement (the “Assets Purchase Agreement”) with Shanxi Weiqida Pharmaceutical Company Limited and purchase from Shanxi Weiqida Pharmaceutical Company Limited its assets in relation to the formulation business that are agreed to by the parties at the base purchase price of RMB89,000,000 and the parties will make compensations for the variance according to the actual balance of the net book value of the net working capital related to the purchased assets of Shanxi Weiqida Pharmaceutical Company Limited as of June 30, 2006 calculated under the Chinese Generally Accepted Accounting Principles.

2.	Zhao Qun is authorized to sign the Assets Purchase Agreement for and on behalf of the Company.
3.	it is confirmed that the Company will be bound by the Assets Purchase Agreement once it becomes effective and that the Company will perform all its obligations under the Assets Purchase Agreement.

Signature of the directors:

Name: Zhao Qun

Title: chairman of the board

Name: Zhang Zhenbiao

Title: director

Name: Xuan Hang

Title: director

Appendix 7

Reception and Placement Agreement

Reception and Placement Agreement

Party A: Shanxi Weiqida Pharmaceutical Company Limited

Party B: Shanxi Qianyuan Pharmaceutical Company Limited

Party C: see the attached name list

The Parties have reached the following agreement in respect of the special agreement signed between Party A and Party C in July 2003 (the “Special Agreement”) after amicable discussion:

1.	The Special Agreement shall be terminated upon the execution of this Agreement. Party A and Party C shall not have any rights and obligations under the Special Agreement after its termination.
2.

The Parties confirm that, from the date of execution of this Agreement, all obligations of Party A as provided under the Special Agreement shall be assumed by Party B and Party C shall not claim against Party A for any rights under the Special Agreement.

Party A: Shanxi Weiqida Pharmaceutical Company Limited

Signature/Seal:

Party B: Shanxi Qianyuan Pharmaceutical Company Limited

Signature/Seal:

Party C: see the attached name list

Signature:

Date: [-], 2006

Appendix 8

Name List of Weiqida’s Assignment-waiting Employees to be Taken by Qianyuan

Appendix 9

Name List of Weiqida’s Employees for Formulation Business Accepted by Qianyuan